Exhibit 99.3

Summary Financial Information

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF CURO

Set forth below is summary historical condensed consolidated financial data for the periods indicated. The data for the years ended December 31, 2020, 2019 and 2018 have been derived from, and should be read together with, our audited consolidated financial statements for such years and accompanying notes thereto incorporated by reference in this offering memorandum, which have been audited by Deloitte & Touche LLP for the years ended December 31, 2020 and 2019 and Grant Thornton LLP for the year ended December 31, 2018. The data as of and for the nine months ended September 30, 2021 and 2020 has been derived from, and should be read together with, our unaudited interim condensed consolidated financial statements and accompanying notes thereto incorporated by reference in this offering memorandum and that, in our opinion, include all adjustments, consisting of normal, recurring adjustments, necessary for the fair presentation of such information. The data for the LTM period ended September 30, 2021 was calculated by subtracting the unaudited data for the nine months ended September 30, 2020 from the data for the year ended December 31, 2020, and adding the unaudited data for the nine months ended September 30, 2021, and should be read together with our audited consolidated and unaudited condensed consolidated financial statements and accompanying notes thereto incorporated by reference in this offering memorandum. Our historical results for prior periods are not necessarily indicative of results we may expect or achieve in any future period. Our results for any interim period are not necessarily indicative of results we may achieve during a full year.

The information below should be read in conjunction with the sections entitled “Use of Proceeds” and “Capitalization” contained elsewhere in this offering memorandum and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and our audited consolidated and unaudited condensed consolidated financial statements and the accompanying notes thereto incorporated by reference in this offering memorandum.

	FISCAL YEAR ENDED DECEMBER 31,			NINE MONTHS ENDED SEPTEMBER 30,		LTM PERIOD ENDED SEPTEMBER 30, 2021
	2020	2019	2018	2021	2020
				(unaudited)	(unaudited)	(unaudited)
Consolidated Statements of Income Data:
Revenue	$847,396	$1,141,797	$1,045,073	$593,524	$645,318	$795,602
Provision for losses	288,811	468,551	421,600	152,028	218,979	221,860

Net revenue	558,585	673,246	623,473	441,496	426,339	573,742
Cost of providing services
Salaries and benefits	99,885	108,980	106,754	77,515	74,976	102,424
Occupancy and Office	75,138	79,174	80,217	56,811	55,469	76,480
Other costs of providing services	30,651	53,078	51,669	21,759	23,732	28,678
Advertising	44,552	53,398	59,363	24,824	32,394	36,982

Total cost of providing services	250,226	294,630	298,003	180,909	186,571	244,564

Gross margin	308,359	378,616	325,470	260,587	239,768	329,178
Operating expense:
Corporate, district, and other expenses	159,853	160,103	132,401	170,206	116,246	213,813
Interest expense	72,709	69,763	84,382	68,784	54,018	87,475
(Income) loss from equity method investment	(4,546)	6,295	—	(676)	(2,653)	(2,569)
(Gain) loss from equity method investment	—	—	—	(135,387)	—	(135,387)

Total operating expense	228,016	236,161	216,783	102,927	167,611	163,332
Loss on extinguishment of debt	—	—	90,569	40,206	—	40,206

Total other expense	—	—	90,569	40,206	—	40,206

Income from continuing operations before income taxes	80,343	142,455	18,118	117,454	72,157	125,640
Provision for income taxes	5,895	38,557	1,659	29,241	2,183	32,953

Net income from continuing operations	74,448	103,898	16,459	88,213	69,974	92,687
Income (loss) from discontinued operations, before income taxes	1,714	(39,048)	(38,682)	—	1,724	—
Income tax expense (benefit) related to disposition	429	(46,638)	(170)	—	429	—

Net income from discontinued operations	1,285	7,590	(38,512)	—	1,285	—

Net income (loss)	$75,733	$111,488	$(22,053)	88,213	71,259	92,687

	FISCAL YEAR ENDED DECEMBER 31,			NINE MONTHS ENDED SEPTEMBER 30,		LTM PERIOD ENDED SEPTEMBER 30, 2021
	2020	2019	2018	2021	2020
				(unaudited)	(unaudited)	(unaudited)
Non-GAAP Statement of Operations Data and Other Operating Data (unaudited)
Adjusted Net Income (a)	$74,328	$130,059	$92,346	53,967	65,772	62,523
EBITDA (b)	$170,550	$230,848	$120,837	205,923	139,487	236,986
Adjusted EBITDA (c)	$187,363	$261,132	$219,823	151,700	153,031	186,032
Recourse EBITDA (d)	$156,787	$220,448	$104,604	183,448	129,765	210,470
Adjusted Recourse EBITDA (e)	$173,600	$250,732	$203,590	129,225	143,309	159,516
Adjusted EBITDA Margin (f)	22.1%	22.9%	21.0%	25.5%	23.7%	23.4%
Gross Margin Percentage (g)	36.4%	33.2%	31.1%	43.9%	37.2%	41.4%
Number of stores (at period end)	412	416	413	361	414	361
Selected Balance Sheet Data (at period end):
Cash and cash equivalents (h)	$268,108	$110,021	$86,614	271,953	269,598	271,953
Loans receivable, net	467,560	558,993	497,534	809,813	416,860	809,813
Total assets of continuing operations	1,182,986	1,081,895	884,756	1,592,123	1,126,534	1,592,123
Total liabilities of continuing operations (including debt) (j)	1,051,081	1,031,382	929,836	1,394,640	1,013,981	1,394,640
Total stockholder’s equity	131,905	50,513	(19,101)	197,483	112,553	197,483

(in thousands, except store data and percentages)

(a)

We define Adjusted Net Income as net income plus or minus certain non-cash or other adjusting items. We provide Adjusted Net Income in this offering memorandum because our management finds it useful in evaluating the performance and underlying operations of our business. We provide a detailed description of Adjusted Net Income and how we use it, along with a reconciliation of Adjusted Net Income to net income, below.

(b)

We define EBITDA as earnings before interest, income taxes, depreciation and amortization. We provide EBITDA in this offering memorandum because our management finds it useful in evaluating the performance and underlying operations of our business. We provide a detailed description of EBITDA and how we use it, along with a reconciliation of EBITDA to net income, below.

(c)

We define Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus or minus certain non-cash and other adjusting items. We provide Adjusted EBITDA in this offering memorandum because our management finds it useful in evaluating the performance and underlying operations of our business. We provide a detailed description of Adjusted EBITDA and how we use it, along with a reconciliation of Adjusted EBITDA to net income, below.

(d)

We define Recourse EBITDA as EBITDA minus non-recourse interest expense. We provide Recourse EBITDA in this Offering Memorandum because our management finds it useful in evaluating the performance and underlying operations of our business. We provide a reconciliation of Recourse EBITDA to net income below.

(e)

We define Adjusted Recourse EBITDA as Adjusted EBITDA minus non-recourse interest expense. We provide Adjusted Recourse EBITDA in this Offering Memorandum because our management finds it useful in evaluating the performance and underlying operations of our business. We provide a reconciliation of Adjusted Recourse EBITDA to net income below.

(f)	Calculated as Adjusted EBITDA as a percentage of revenue.
(g)	Calculated as Gross Margin as a percentage of revenue.
(h)	Includes restricted cash of $54,765, $34,779 and $25,439 as of December 31, 2020, 2019 and 2018, respectively, and $66,168 and $62,527 as of September 30, 2021 and 2020, respectively.
(i)	In February 2019, we placed our U.K. operations into administration, which resulted in treatment of the U.K. segment as discontinued operations.

LTM PERIOD ENDED SEPTEMBER 30, 2021
(unaudited)
Financial Data and Credit Statistics:
Total debt(b)	1,131,998
Net total debt / Adjusted EBITDA(a)(b)	5.0
Net recourse debt / Adjusted Recourse EBITDA(a)(b)	3.3
Adjusted Recourse EBITDA	159,516
Adjusted Recourse EBITDA / Recourse Cash Interest Expense	2.6

(a) Net of unrestricted cash.	(Dollars in thousands, except ratio data)
(b) Calculated net of deferred financing costs.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures” as defined under SEC rules, including:

•

Adjusted Net Income (net income plus or minus gain (loss) on extinguishment of debt, restructuring and other costs, goodwill and intangible asset impairments, transaction-related costs, share-based compensation, intangible asset amortization and cumulative tax effect of adjustments, on a total and per share basis);

•	EBITDA (earnings before interest, income taxes, depreciation and amortization);

•	Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and

•	Adjusted Recourse EBITDA (Adjusted EBITDA minus non-recourse interest expense).

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of our operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our business that, when viewed with our U.S. GAAP results prepared in accordance with U.S. GAAP, provide a more complete understanding of factors and trends affecting our business.

We believe that investors regularly rely on non-GAAP financial measures to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. We believe the adjustments shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Recourse EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present Adjusted Net Income, EBITDA, Adjusted EBITDA and/or Adjusted Recourse EBITDA when reporting their results.

We provide non-GAAP financial information for informational purposes and to enhance understanding of our consolidated financial statements prepared in accordance with U.S. GAAP. Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Recourse EBITDA should not be considered as alternatives to income from continuing operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Rather, these measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, results prepared in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Recourse EBITDA have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. These limitations include the following:

•	they do not include our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not include changes in, or cash requirements for our working capital needs;

•	they do not include the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	depreciation and amortization are non-cash expense items reported in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We evaluate our stores based on revenue per store, net charge-offs at each store and EBITDA per store, with consideration given to the length of time a store has been open and its geographic location. We monitor newer stores for their progress to profitability and their rate of revenue growth.

As noted above, Gross Combined Loans Receivable includes loans originated by third-party lenders through CSO programs which are not included in our Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We believe Adjusted Net Income, Adjusted Earnings per Share, EBITDA, Adjusted EBITDA and Adjusted Recourse EBITDA are used by investors to analyze operating performance and evaluate our ability to incur and service debt and our capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value. The computation of Adjusted EBITDA and Adjusted Recourse EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies.

Reconciliation of Net Income from continuing operations to Adjusted Net Income, a non-GAAP measure

	FISCAL YEAR ENDED DECEMBER 31,			NINE MONTHS ENDED SEPTEMBER 30,		LTM PERIOD ENDED SEPTEMBER 30, 2021
	2020	2019	2018	2021	2020
				(unaudited)		(unaudited)
Net income from continuing operations	$74,448	$103,898	$16,459	$88,213	$69,974	$92,687
Adjustments
Loss (gain) on extinguishment of debt (1)	—	—	93,830	42,262	—	42,262
Legal and other costs (2)	2,925	4,453	(289)	370	2,779	516
U.K. related costs (3)	—	8,844	—	—	—	—
(Income) loss from equity method investment (4)	(4,546)	6,295	—	(676)	(2,653)	(2,569)
Share-based compensation (5)	12,910	10,323	8,210	10,148	9,896	13,162
Intangible asset amortization	2,951	2,884	2,750	4,471	2,246	5,176
Canada GST adjustment (6)	2,160	—	—	—	2,160	—
Income tax valuations (7)	(3,472)	—	—	—	(3,472)	—
Impact of tax law changes (8)	(11,251)	—	(1,610)	—	(11,251)	—
Cumulative tax effect of adjustments (9)	(4,534)	(6,980)	(27,004)	13,058	(4,630)	13,154
Transaction related costs (10)	2,737	342	—	6,482	723	8,496
Restructuring costs (11)	—	—	—	11,414	—	11,414
Gain from equity method investment (12)	—	—	—	(135,387)	—	(135,387)
Acquisition-related adjustments (13)	—	—	—	9,787	—	9,787
Change in fair value of contingent considerations (14)	—	—	—	3,825	—	3,825

Adjusted Net Income	$74,328	$130,059	$92,346	$53,967	$65,772	$62,523

(Dollars in thousands)

Reconciliation of Net Income from continuing operations to EBITDA, Adjusted EBITDA and Adjusted Recourse EBITDA, non-GAAP measures

	FISCAL YEAR ENDED DECEMBER 31,			NINE MONTHS ENDED SEPTEMBER 30,		LTM PERIOD ENDED SEPTEMBER 30, 2021
	2020	2019	2018	2021	2020
				(unaudited)		(unaudited)
Net income from continuing operations	$74,448	$103,898	$16,459	$88,213	$69,974	$92,687
Provision for income taxes	5,895	38,557	1,659	29,241	2,183	32,953
Interest expense	72,709	69,763	84,382	68,784	54,018	87,475
Depreciation and amortization	17,498	18,630	18,337	19,685	13,312	23,871

EBITDA	170,550	230,848	120,837	205,923	139,487	236,986
Less: Non-Recourse interest expense	13,763	10,400	16,233	22,475	9,722	26,516

Recourse EBITDA	156,787	220,448	104,604	183,448	129,765	210,470
Loss on extinguishment of debt (1)	—	—	90,569	40,206	—	40,206
Legal and other costs (2)	2,925	4,453	(289)	370	2,779	516
U.K. related costs (3)	—	8,844	—	—	—
(Income) loss from equity method investment (4)	(4,546)	6,295	—	(676)	(2,653)	(2,569)
Share-based compensation (5)	12,910	10,323	8,210	10,148	9,896	13,162
Canada GST (6)	2,160	—	—	—	2,160	—
Transaction related costs (10)	2,737	342	—	6,482	723	8,496
Restructuring costs (11)	—	—	—	11,414	—	11,414
Gain from equity method investment (12)	—	—	—	(135,387)	—	(135,387)
Acquisition-related adjustments (13)	—	—	—	9,787	—	9,787
Change in fair value of contingent considerations (14)	—	—	—	3,825	—	3,825
Other adjustments (15)	627	27	496	(392)	639	(404

Adjusted EBITDA	$187,363	$261,132	$219,823	$151,700	$153,031	$186,032
Less: Non-recourse interest expense	13,763	10,400	16,233	22,475	9,722	26,516
Adjusted Recourse EBITDA	173,600	250,732	203,590	129,225	143,309	159,516

(Dollars in thousands)

(1)

On July 30, 2021, we entered into new 7.50% Senior Secured Notes due 2028, the proceeds of which were used on August 12, 2021 to extinguish the 8.25% Senior Secured Notes due 2025. During the nine months ended September 30, 2021, $40.2 million from the loss on the extinguishment of debt in determining Adjusted EBITDA was due to the early redemption of the 8.25% Senior Secured Notes due 2025. An additional $2.1 million of interest was incurred for the nine months ended September 30, 2021 in determining Adjusted Net income, which represents interest on the 8.25% Senior Secured Notes due 2025 for the period between July 30, 2021 and August 12, 2021. This is the period during which both Senior Secured Notes were outstanding. For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt is comprised of (i) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CFTC 12.00% Senior Secured Notes due 2022, (ii) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (iii) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility. An additional $3.3 million is included in related costs for the year ended December 31, 2018 for duplicative interest paid through October 11, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility.
(2)

Legal and other costs for the nine months ended September 30, 2021 included costs related to certain legal matters. Legal and other costs for the nine months ended September 30, 2020 included (i) settlement costs related to certain legal matters (ii) costs for certain securities litigation and related matters and (iii) severance costs for certain corporate employees separate from restructuring costs. Legal and other costs for the following years ended December 31, 2020 include:

a)

2020: (i) costs for certain litigation and related matters of $2.4 million, (ii) legal and advisory costs related to the Katapult and Flexiti transactions of $2.7 million, and (iii) severance costs for certain corporate employees of $0.5 million.

b)

2019: (i) costs related to certain securities litigation and related matters of $2.5 million, (ii) legal and advisory costs of $0.3 million related to the repurchase of shares from FFL, (iii) $1.8 million due to eliminating 121 positions in North America in the first quarter, and (iv) $0.3 million of legal and advisory costs related to the purchase of Ad Astra.

c)

2018: (i) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (ii) a securities class action lawsuit and (iii) settlement of certain matters in California and Canada.

(3)

U.K. related costs of $8.8 million for the year ended December 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 2025 Notes to deconsolidate the U.K. Segment and $1.2 million for other costs.

(4)

For the nine months ended September 30, 2021 and 2020, amounts reported represent our share of Katapult’s U.S. GAAP net (income) loss. For the year ended December 31, 2020, $4.5 million includes our share of the estimated U.S. GAAP net income of Katapult. For the year ended December 31, 2019, $6.3 million includes (i) our share of the estimated U.S. GAAP net loss of Katapult and (ii) a $3.7 million market value adjustment recognized during the second quarter of 2019 as a result of an equity raising round from April through July of 2019 that implied a value per share less than the value per share raised in prior raises.

(5)	The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.
(6)	We received a Notice of Adjustment from Canadian tax authority auditors in the second quarter 2020 related to the treatment of certain expenses in prior years for purposes of calculating the GST due.
(7)

During the year ended December 31, 2020, a Texas court ruling related to the apportionment of income to the state for another company resulted in a change in estimate regarding the realization of a tax benefit previously taken. Accordingly, we recorded a $1.1 million liability for our estimated exposure related to this position. Also in the year ended December 31, 2020, we released a $4.6 million valuation allowance related to NOLs for certain entities in Canada.

(8)

On March 27, 2020, the CARES Act was enacted by the U.S. Federal government in response to COVID-19. The CARES Act, among other things, allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. For the year ended December 31, 2020, we recorded an income tax benefit of $11.3 million related to the carryback of NOL from tax years 2018 and 2019.

(9)

Cumulative tax effect of adjustments included in Reconciliation of Net income from continuing operations to EBITDA and Adjusted EBITDA table is calculated using the estimated incremental tax rate by country. Fourth quarter 2020 cumulative tax effect is impacted by certain non-deductible transaction costs included within Legal and other costs, share based compensation vesting below share value at grant date, and IRS compensation deductibility limits.

(10)

Transaction costs for the nine months ended September 30, 2021 relate to the acquisition of Flexiti. Transaction costs for the nine months ended September 30, 2020 relate to the acquisition of Ad Astra and legal and advisory costs related to the Flexiti acquisition.

(11)

Restructuring costs for the nine months ended September 30, 2021 resulted from U.S. store closures and consisted of (i) severance costs for store employees, (ii) lease termination costs, and (iii) accelerated depreciation, partially offset by the net write-off of ROU assets and lease liabilities.

(12)

During the nine months ended September 30, 2021, we recorded an additional gain on our investment in Katapult of $135.4 million. The gain represents cash we received, net of the basis of our investment in Katapult, upon the completion of the business combination between Katapult and FinServ.

(13)	During the nine months ended September 30, 2021, $9.8 million of acquisition-related adjustments relate to the acquired Flexiti loan portfolio as of March 10, 2021.
(14)	In connection with our acquisition of Flexiti, we recorded a $3.8 million adjustment related to the fair value of the contingent consideration for the nine months ended September 30, 2021.
(15)

Other adjustments include the intercompany foreign exchange impact and, prior to January 1, 2019, deferred rent. Deferred rent represented the non-cash component of rent expense, which were recognized ratably on a straight-line basis over the lease term. As of January 1, 2019, we adopted ASU No. 2016-02, Leases, which requires all leases to be recognized on the balance sheet. As a result, we no longer recognize deferred rent.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF HEIGHTS FINANCE

Set forth below is summary historical consolidated financial data for the periods indicated. The data for the year ended December 31, 2020 has been derived from, and should be read together with, Heights Finance’s audited consolidated financial statements for such year and accompanying notes thereto included elsewhere in this offering memorandum, which have been audited by RSM US LLP. The data as of and for the nine months ended September 30, 2021 and 2020 has been derived from, and should be read together with, Heights Finance’s unaudited interim consolidated financial statements and accompanying notes thereto included elsewhere in this offering memorandum and that, in Heights Finance’s opinion, include all adjustments, consisting of normal, recurring adjustments, necessary for the fair presentation of such information. The data for the LTM period ended September 30, 2021 was calculated by subtracting the unaudited data for the nine months ended September 30, 2020 from the data for the year ended December 31, 2020, and adding the unaudited data for the nine months ended September 30, 2021, and should be read together with Heights Finance’s audited consolidated and unaudited consolidated financial statements and accompanying notes thereto included elsewhere in this offering memorandum. Heights Finance’s historical results for prior periods are not necessarily indicative of results it may expect or achieve in any future period. Heights Finance’s results for any interim period are not necessarily indicative of results it may achieve during a full year.

The information below should be read in conjunction with the sections entitled “Use of Proceeds” and “Capitalization” contained elsewhere in this offering memorandum and Heights Finance’s audited consolidated and unaudited consolidated financial statements and the accompanying notes thereto included elsewhere in this offering memorandum.

	FISCAL YEAR ENDED DECEMBER 31,	NINE MONTHS ENDED SEPTEMBER 30,		LTM PERIOD ENDED SEPTEMBER 30, 2021
	2020	2021	2020
		(unaudited)	(unaudited)	(unaudited)
Consolidated Statements of Income Data:
Income
Net interest and fee income	$226,316	$158,706	$170,984	$214,038
Insurance premiums, commissions, and other income	18,976	15,963	14,477	20,462

Total Income	245,292	174,668	185,461	234,499
Expenses
Provision for finance receivable losses	67,278	26,387	56,445	37,220
Insurance claims and expenses	4,970	4,735	4,242	5,463
Salaries, general and administrative expenses
Personnel	79,229	58,805	60,741	77,293
Occupancy and equipment	13,711	9,899	10,268	13,342
Depreciation and amortization	8,904	4,571	6,947	6,528
Marketing	8,121	8,822	5,077	11,866
Professional fees	7,209	5,414	5,817	6,806
Other	20,907	15,654	15,632	20,929

Total expenses	210,328	134,287	165,169	179,446

Income before interest and taxes	34,964	40,382	20,292	55,053
Interest expense	23,943	18,315	18,290	23,968

Income before income taxes	11,022	22,067	2,002	31,085
Income tax expense (benefit)	(107)	6,136	(2,422)	8,451

Net income	$11,128	$15,930	$4,424	$22,634

Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$11,833	$6,126	$8,618	$6,126
Restricted cash	31,034	31,069	38,084	31,069
Net finance receivables	348,999	401,928	305,701	401,928
Total assets	459,757	500,852	420,635	500,852
Total liabilities	362,897	388,062	330,480	388,062
Total stockholder’s equity	96,860	112,790	90,155	112,790

(Dollars in thousands)

Note: Individual numbers presented in this summary historical consolidated financial data may not add up to totals presented due to rounding.

	FISCAL YEAR ENDED DECEMBER 31, 2020	TWELVE MONTHS ENDED SEPTEMBER 30, 2021
Non-GAAP Statement of Operating Data and Other Operating Data
Adjusted Recourse EBITDA (a)	$21,929	$39,775

(Dollars in thousands)

(a)

Heights Finance defines Adjusted Recourse EBITDA as earnings before interest, income taxes, depreciation and amortization minus non-recourse interest expense. We provide Adjusted Recourse EBITDA in this offering memorandum because our management finds it useful in evaluating the performance and underlying operations of the Heights Finance business. We provide a detailed description of Adjusted Recourse EBITDA and how we use it, along with a reconciliation of Adjusted Recourse EBITDA to net income, below.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted Recourse EBITDA (earnings before interest, income taxes, depreciation and amortization minus non-recourse interest expense), which are each a “non-GAAP financial measure” as defined under SEC rules.

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Heights Finance’s operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of Heights Finance’s business that, when viewed with its U.S. GAAP results prepared in accordance with U.S. GAAP, provides a more complete understanding of factors and trends affecting Heights Finance’s business.

We believe that investors regularly rely on non-GAAP financial measures to assess operating performance and that such measures may highlight trends in Heights Finance’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. We believe the adjustments shown below are useful to investors in order to allow them to compare Heights Finance’s financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe EBITDA and Adjusted Recourse EBITDA ire frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in Heights Finance’s industry, many of which present EBITDA and Adjusted Recourse EBITDA when reporting their results.

We provide non-GAAP financial information for informational purposes and to enhance understanding of our consolidated financial statements prepared in accordance with U.S. GAAP. EBITDA and Adjusted Recourse EBITDA should not be considered as alternatives to income from continuing operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Rather, these measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, results prepared in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, Heights Finance’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted Recourse EBITDA have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of Heights Finance’s income or cash flows as reported under U.S. GAAP. These limitations include the following:

•	they do not include Heights Finance’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not include changes in, or cash requirements for Heights Finance’s working capital needs;

•	they do not include the interest expense or the cash requirements necessary to service interest or principal payments on Heights Finance’s debt;

•	depreciation and amortization are non-cash expense items reported in Heights Finance’s statements of cash flows; and

•	other companies in Heights Finance’s industry may calculate these measures differently, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted Recourse EBITDA are used by investors to analyze operating performance and evaluate Heights Finance’s ability to incur and service debt and its capacity for making capital expenditures. The computation of EBITDA and Adjusted Recourse EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies.

Reconciliation of Net Income to EBITDA and Adjusted Recourse EBITDA, non-GAAP measures

	FISCAL YEAR ENDED DECEMBER 31, 2020	TWELVE MONTHS ENDED SEPTEMBER 30, 2021
	(unaudited)	(unaudited)
Net income	$11,128	$22,635
Income tax (benefit) expense	(107)	8,451
Interest expense	23,943	23,968
Depreciation and amortization	8,904	6,528

EBITDA	43,868	61,582
Non-recourse interest expenses(a)	(21,939)	(21,807)

Adjusted Recourse EBITDA	$21,929	$39,775

(a)

Non-recourse interest expense represents interest expense on the Non-Recourse Heights Finance SPE Facility with Ares Agent Services, L.P. and the lenders party thereto with a total revolving commitment of $350.0 million.

Updated Risk Factor Information

Risks Relating to the Pending Heights Finance Acquisition

There can be no assurance that the pending Heights Finance Acquisition will be consummated on the terms or timetable currently anticipated or at all.

Although we expect to close the pending Heights Finance Acquisition prior to December 31, 2021, there can be no assurance that the acquisition will be consummated on the terms or timetable currently anticipated or at all. In order to consummate the acquisition, we must obtain certain regulatory and other approvals and consents in a timely manner. If these approvals or consents are not received, or they are not received on terms that satisfy the conditions that are set forth in the Stock Purchase Agreement, then we and/or the Sellers will not be obligated to complete the acquisition. Also, we may not receive these approvals or consents prior to December 31, 2021, the current anticipated timing for closing the acquisition. The Stock Purchase Agreement also contains customary closing conditions, which may not be satisfied or waived. In addition, under circumstances specified in the Stock Purchase Agreement, any of the parties may terminate the Stock Purchase Agreement.

Our business may be harmed to the extent that customers, suppliers and others believe that we cannot effectively compete in the marketplace without Heights Finance, or otherwise remain uncertain about us. We will be required to pay significant costs incurred in connection with the Heights Finance Acquisition, including legal, accounting, financial advisory and other costs, whether or not it is completed. The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operations.

Integrating our operations with the Heights Finance operations may prove to be disruptive and could result in the combined businesses failing to meet our expectations.

We expect that the Heights Finance Acquisition will result in increased revenue and profits, as well as certain cost saving synergies. We cannot be sure that we will realize these anticipated benefits in full or at all. Achieving the expected benefits from the acquisition will depend, in part, upon whether the operations and personnel of Heights Finance can be integrated in an efficient and effective manner with our existing business. Our management team may encounter unforeseen difficulties in managing the integration of the two businesses. Additionally, difficulties in integration may result in adverse developments in our relationships with customers and suppliers. The process of integrating formerly separately operated businesses may prove disruptive to both businesses, may take longer than we anticipate and may cause an interruption of and have a material adverse effect on our combined businesses.

The outcome of a Consumer Financial Protection Bureau investigation into certain of Heights Finance’s business practices is uncertain and may materially and adversely affect Heights Finance’s business or, following consummation of the Heights Finance Acquisition, the combined business.

In April 2020, Heights Finance received a civil investigative demand (“CID”) from the CFPB. This CID commenced an investigation of Heights Finance, which is fully cooperating with the investigation. After providing considerable documentation and data and presenting the testimony of three employees, Heights Finance is in the process of responding to a fourth CID in the investigation, and expects to submit responses to all existing requests of the CFPB no later than the end of December 2021.

The CFPB has not yet made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing or outcome of the CFPB investigation. The consummation of this offering, the Heights Finance Acquisition and the other Acquisition Transactions is not conditioned on a resolution of the CFPB investigation, and we do not expect that the CFPB investigation will be resolved by the time the Acquisition Transactions are consummated.

While CURO is indemnified under the Stock Purchase Agreement for certain losses that arise after the consummation of the Heights Finance Acquisition with respect to the CFPB investigation, there can be no assurance that such indemnification will be sufficient to address all covered losses or that the CFPB’s ongoing investigation or future exercise of its enforcement, regulatory, discretionary or other powers will not result in findings or alleged violations of consumer financial protection laws that could lead to enforcement actions, proceedings or litigation, whether by the CFPB, other state or federal agencies, or other parties, and the imposition of damages, fines, penalties, restitution, other monetary liabilities, sanctions, settlements or changes to Heights Finance’s business practices or operations that could materially and adversely affect Heights Finance’s or, following the Heights Finance Acquisition, the combined ’s business’, financial condition, results of operations or reputation.

Even if we are able to successfully integrate the business of Heights Finance into our operations, we may not realize the anticipated cost saving synergies of the pending Heights Finance Acquisition on the time table currently contemplated, or at all.

The anticipated Heights Finance Acquisition is based, in part, on the expectation that the acquisition would result in various cost saving synergies. Even if we are able to successfully integrate the business of Heights Finance into our operations, there can be no assurance that we will realize the expected cost saving synergies on the timetable currently contemplated, or at all. We expect to incur significant restructuring charges (including severance) and transition expenses in connection with these cost saving synergies. Achieving the expected cost saving synergies, as well as the costs of achieving them, is subject to a number of uncertainties and other factors. If these factors limit our ability to achieve the expected cost saving synergies of the pending acquisition or if the related costs exceed our estimates, our expectations of future results of operations, including the cost saving synergies expected to result from the acquisition, may not be met. Additionally, the actions we take to achieve cost saving synergies could have unintended consequences that adversely affect our business. If we encounter difficulties in achieving the expected cost saving synergies or do not achieve such cost saving synergies, we incur significantly greater costs related to such cost saving synergies than we anticipate or our activities related to such cost saving synergies have unintended consequences, our business, financial condition and results of operations could be adversely affected.

The Heights Finance Acquisition may result in a loss of employees.

Despite our efforts to retain employees, including key employees, we might lose some of the employees of Heights Finance or our own employees following consummation of the pending Heights Finance Acquisition. Some of the Heights Finance employees may not want to assume the different duties, positions and compensation that may be offered to them. The contribution of the Heights Finance business to our future performance will depend in part on the continued service of key members of Heights Finance’s personnel. Competitors may recruit employees prior to the consummation of the acquisition and during integration. As a result, our employees or Heights Finance employees could resign with little or no prior notice. We cannot assure you that the subsequent to the acquisition, we will be able to attract, retain and integrate employees.

Because the historical and pro forma financial information included elsewhere in this offering memorandum may not be representative of our results as a combined company after the Heights Finance Acquisition and consummation of the related financing, you have limited financial information on which to evaluate us and your investment decision.

CURO and Heights Finance have been competitors and operating separately prior to the Heights Finance Acquisition. We have had no prior history as a combined entity and our operations have not previously been managed on a combined basis. Preparing the pro forma financial information contained in this offering memorandum involved making several assumptions. These assumptions may prove inaccurate. Therefore, the historical financial statements and pro forma financial statements presented in this offering memorandum may not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and may not be indicative of what our results of operations, financial position and cash flows will be in the future. As a result, the historical and pro forma financial information included elsewhere in this offering memorandum is of limited relevance to an investor in this offering.

We have made certain assumptions relating to the Heights Finance Acquisition that may prove to be materially inaccurate.

The pro forma financial information presented in this offering memorandum is based in part on certain assumptions regarding the Heights Finance Acquisition that we believe are reasonable under the circumstances, but we cannot assure you that our assumptions will prove to be accurate over time. Our assumptions may be inaccurate, including as the result of higher than expected transaction and integration costs as well as general economic and business conditions that could adversely affect the combined company.

See “Unaudited Pro Forma Financial Statements” and “Risk Factors—Integrating our operations with the Heights Finance operations may prove to be disruptive and could result in the combined business failing to meet our expectations.”

Risks Relating to the Temporary Notes

We may be unable to consummate the Heights Finance Acquisition, in which case your Temporary Notes will be redeemed and you may realize a lower return on your investment than if the Temporary Notes had been exchanged for Heights Finance Acquisition Notes.

Upon consummation of this offering of Temporary Notes, an amount equal to the gross proceeds from this offering will be placed in an escrow account together with additional amounts needed to redeem the Temporary Notes at their aggregate offering price, plus accrued and unpaid interest from the issue date up to, but excluding, the special redemption date, as described in “Description of the Temporary Notes—Escrow of Proceeds.” Only upon the satisfaction of certain conditions will we be entitled to withdraw funds from such escrow account to finance the consummation of the Heights Finance Acquisition. If such conditions are not satisfied or waived on or prior to the Acquisition Deadline Date, the Temporary Notes Issuer will be required to redeem the Temporary Notes. If this occurs, you may realize a lower return on your investment than if the Temporary Notes had been exchanged for Heights Finance Acquisition Notes.

There are restrictions on your ability to transfer or resell the Temporary Notes without registration under applicable securities laws.

We are selling the Temporary Notes under exemptions from registration under applicable United States federal and state securities laws. The Temporary Notes have not been registered and will not be registered under the Securities Act and, therefore, the Temporary Notes may be offered and sold only pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement and you may be required to bear the risk of your investment for an indefinite period of time. We will not offer to exchange the Temporary Notes in an exchange offer for notes registered under the Securities Act or the securities laws of any other jurisdiction. See “Notice to Investors” for further information about these transfer restrictions.

The Temporary Notes Issuer is not expected to have any assets other than any amounts deposited in the escrow account.

Although the Temporary Notes will be general obligations of the Temporary Notes Issuer, the Temporary Notes Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Account and the cash on deposit therein and Eligible Escrow Investments. There shall be no recourse for the payment of any amount owed by the Temporary Notes Issuer under the Temporary Notes Indenture against any other party. If the Heights Finance Acquisition is not consummated, the sole source of funds for payment of all amounts due under the Temporary Notes is expected to be the escrow account, any amounts on deposit therein and any Eligible Escrow Investments.

See “Description of the Temporary Notes—Escrow of Proceeds.”

You may realize gain or loss on receipt of a Heights Finance Acquisition Note in exchange for a Temporary Note.

We intend to take the position that the exchange of the Temporary Notes for the Heights Finance Acquisition Notes to be issued under the Existing Indenture and related transactions following the satisfaction of conditions precedent to the Heights Finance Acquisition pursuant to the terms of this offering will not be treated as a “significant modification” of the Temporary Notes and thus will not be a taxable event. However, this position is not free from doubt and it is possible that the exchange and the related transactions would constitute a significant modification of the Temporary Notes. In that case, unless the exchange qualifies as a “reorganization” for U.S. federal income tax purposes, U.S. Holders would recognize taxable gain or loss (if any) in connection with such exchange. See “Certain U.S. Federal Income Tax Considerations—Transactions Related to the Heights Finance Acquisition, Temporary Note Issuer Merger and the Escrow Account.”

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma condensed consolidated balance sheet as of September 30, 2021 has been derived from, and should be read together with, the historical unaudited condensed consolidated financial statements of CURO Group Holdings Corp. for the nine months ended September 30, 2021 and the historical unaudited consolidated financial statements of Heights Finance for the same period, each included elsewhere or incorporated by reference in this offering memorandum.

The following pro forma condensed consolidated statement of operations for the year ended December 31, 2020 has been derived from, and should be read together with, the historical audited annual consolidated financial statements of CURO Group Holdings Corp. for the year ended December 31, 2020 and the historical audited annual consolidated financial statements of Heights Finance for the same period, each included elsewhere or incorporated by reference in this offering memorandum.

The following pro forma condensed consolidated interim statements of operations for the nine months ended September 30, 2021 and 2020 have been derived from, and should be read together with, the historical unaudited condensed consolidated financial statements of CURO Group Holdings Corp. and the historical unaudited consolidated financial statements of Heights Finance for the same periods, each included elsewhere or incorporated by reference in this offering memorandum.

The following pro forma data for the twelve months ended September 30, 2021 was calculated by subtracting the unaudited data for the nine months ended September 30, 2020 from the data for the year ended December 31, 2020 for each of CURO and Heights Finance, and adding the unaudited corresponding data for the nine months ended September 30, 2021 for each of CURO and Heights Finance, and should be read together with the audited consolidated and unaudited consolidated financial statements and accompanying notes thereto each included elsewhere or incorporated by reference in this offering memorandum.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2020, the nine months ended September 30, 2021 and 2020 and the twelve months ended September 30, 2021 have been prepared to give effect to the Acquisition Transactions as if each of these transactions had occurred on January 1, 2020. The unaudited pro forma consolidated balance sheet as of September 30, 2021 has been prepared to give effect to the Acquisition Transactions as if each of these transactions had occurred on September 30, 2021.

The pro forma adjustments related to the Acquisition Transactions are preliminary, are based on information available to date, and are subject to revision as additional information becomes available as to, among other things, the fair value of acquired assets and liabilities, the fair value of any pre-acquisition contingencies and the final determination of acquisition-related costs. The actual adjustments described herein will be made as of the closing date of the acquisition and are expected to change based upon the finalization of appraisals and other valuation studies. Revisions to the preliminary purchase price allocation could materially change the pro forma amounts.

The unaudited pro forma condensed consolidated financial statements are for information purposes only and do not purport to represent what our results of operations or financial position actually would be if the Acquisition Transactions had occurred at any date, nor do such financial statements purport to project the results of operations for any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the sections titled “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements,” the historical consolidated financial statements of CURO Group Holdings Corp. and the historical consolidated financial statements of Heights Finance included elsewhere or incorporated by reference in this offering memorandum.

	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2021
	CURO GROUP HOLDINGS CORP.	HEIGHTS FINANCE	TOTAL ADJUSTMENTS		PRO FORMA
Assets
Cash and cash equivalents	$205,785	$6,126	$(112,277)	(A),(B)	$99,634
Restricted cash	66,168	31,069	—		97,237
Gross loans receivable	882,356	443,728	(45,533)	(J), (G)	1,280,551
Less: allowance for loan losses	(72,543)	(41,800)	41,800	(G)	(72,543)

Loans receivable, net	809,813	401,928	(3,733)		1,208,008
Income taxes receivable	23,806	949	—		24,755
Prepaid expenses and other	31,558	15,553	—		47,111
Property and equipment, net	48,001	5,503	—		53,504
Investments in Katapult	14,919	—	—		14,919
Right of use asset – operating leases	102,296	—	—		102,296
Deferred tax assets	7,850	14,188	—		22,038
Goodwill	175,973	24,728	230,466	(I)	431,167
Intangibles, net	96,524	809	(809)	(E)	96,524
Other Assets	9,430	—	—		9,430

Total Assets	1,592,123	500,853	113,647		2,206,623

Liabilities and Stockholders’ Equity
Liabilities
Accounts Payable and accrued liabilities	75,701	18,498	2,500	(C)	96,699
Deferred revenue	15,243	—	—		15,243
Lease liability – operating leases	108,655	—	—		108,655
Contingent consideration related to acquisition	24,129	—	—		24,129
Accrued interest	11,106	1,755	—		12,861
Liability for losses on CSO lender-owned consumer loans	7,007	—	—		7,007
Debt	1,131,998	367,810	198,937	(B), (C)	1,698,745
Other long-term liabilities	16,185	—	—		16,185
Deferred tax liabilities	4,616	—	—		4,616

Total Liabilities	1,394,640	388,063	201,437		1,984,140

Commitments and contingencies
Stockholders’ Equity
Preferred Stock	—	—	—		—
Common Stock	9	—	—		9
Treasury Stock	(95,544)	—	25,000	(A)	(70,544)
Paid-in capital	88,408	30,406	(30,406)	(F)	88,408
Retained earnings/(deficit)	236,784	82,384	(82,384)	(F)	236,784
Accumulated other comprehensive loss	(32,174)	—	—		(32,174)

Total Stockholders’ Equity	197,483	112,790	(87,790)		222,483

Total Liabilities and Stockholders’ Equity	$1,592,123	$500,853	$113,647		$2,206,623

(in thousands)

	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
	CURO GROUP HOLDINGS CORP.	HEIGHTS FINANCE			TOTAL ADJUSTMENTS		PRO FORMA
Net Revenue
Revenue	$847,396	$245,292			$8,157	(J)	$1,100,845
Provision for losses	288,811	72,247			—		361,058

Net revenue	558,585	173,045			8,157		739,787

Cost of providing services
Salaries and benefits	99,885	47,934	(D	)	8,894	(J)	156,713
Occupancy and office	75,138	13,682	(D	)	—		88,820
Other costs of providing services	30,651	—			—		30,651
Advertising	44,552	8,121			515	(J)	53,188

Total cost of providing services	250,226	69,737			9,409		329,372

Gross margin	308,359	103,308			(1,252)		410,415
Operating expense (income)
Corporate, district and other expenses	159,853	68,344	(D	)	(1,080)	(C), (J)	227,117
Interest expense	72,709	23,943			(2,003)	(C)	94,649
Income from equity method investment	(4,546)	—			—		(4,546)
Gain from equity method investment	—	—			—		—

Total operating expense	228,016	92,287			(3,083)		317,220

Income from continuing operations before income taxes	80,343	11,021			1,831		93,195
Provision (benefit) for income taxes	5,895	(107)			476	(H)	6,264

Net income from continuing operations	74,448	11,128			1,355		86,931
Income from discontinued operations, before income taxes	1,714	—			—		1,714
Income tax expense related to disposition	429	—			—		429

Net income from discontinued operations	1,285	—			—		1,285

Net income	$75,733	$11,128			$1,355		$88,216

	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
	CURO GROUP HOLDINGS CORP.	HEIGHTS FINANCE			TOTAL ADJUSTMENTS		PRO FORMA
Net Revenue
Revenue	$593,524	$174,668			$7,681	(J)	$775,873
Provision for losses	152,028	31,122			—		183,150

Net revenue	441,496	143,546			7,681		592,723

Cost of providing services
Salaries and benefits	77,515	35,577	(D	)	6,895	(J)	119,987
Occupancy and office	56,811	8,754	(D	)	—		65,565
Other costs of providing services	21,759	—			—		21,759
Advertising	24,824	8,822			400	(J)	34,046

Total cost of providing services	180,909	53,153			7,295		241,357

Gross margin	260,587	90,393			386		351,366
Operating expense (income)
Corporate, district and other expenses	170,206	50,012	(D	)	(1,118)	(C), (J)	219,100
Interest expense	68,784	18,315			(1,650)	(C)	85,449
Income from equity method investment	(676)	—			—		(676)
Gain from equity method investment	(135,387)	—			—		(135,387)

Total operating expense	102,927	68,327			(2,768)		168,486

Other expense
Loss on extinguishment of debt	40,206	—			—		40,206

Total other expense	40,206	—			—		40,206

Income from continuing operations before income taxes	117,454	22,066			3,154		142,674
Provision for income taxes	29,241	6,136			820	(H)	36,197

Net income from continuing operations	88,213	15,930			2,334		106,477
Income from discontinued operations, before income taxes	—	—			—		—
Income tax expense related to disposition	—	—			—		—

Net income from discontinued operations	—	—			—		—

Net income	$88,213	$15,930			$2,334		$106,477

(in thousands)

	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
	CURO GROUP HOLDINGS CORP.	HEIGHTS FINANCE			TOTAL ADJUSTMENTS		PRO FORMA
Net Revenue
Revenue	$645,318	$185,461			$5,805	(J)	$836,584
Provision for losses	218,979	60,687			—		279,666

Net revenue	426,339	124,774			5,805		556,918

Cost of providing services
Salaries and benefits	74,976	36,748	(D	)	5,724	(J)	117,448
Occupancy and office	55,469	10,415	(D	)	—		65,884
Other costs of providing services	23,732	—			—		23,732
Advertising	32,394	5,077			335	(J)	37,806

Total cost of providing services	186,571	52,240			6,059		244,870

Gross margin	239,768	72,534			(254)		312,048
Operating expense (income)
Corporate, district and other expenses	116,246	52,242	(D	)	(739)	(C), (J)	167,749
Interest expense	54,018	18,290			(1,501)	(C)	70,807
Income from equity method investment	(2,653)	—			—		(2,653)
Gain from equity method investment	—	—			—		—

Total operating expense	167,611	70,523			(2,240)		235,903

Income from continuing operations before income taxes	72,157	2,002			1,986		76,145
Provision (benefit) for income taxes	2,183	(2,422)			516	(H)	277

Net income from continuing operations	69,974	4,424			1,470		75,868
Income from discontinued operations, before income taxes	1,714	—			—		1,714
Income tax expense related to disposition	429	—			—		429

Net income from discontinued operations	1,285	—			—		1,285

Net income	$71,259	$4,424			$1,470		$77,153

(in thousands)

	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2021
	CURO GROUP HOLDINGS CORP.	HEIGHTS FINANCE		TOTAL ADJUSTMENTS		PRO FORMA
Net Revenue
Revenue	$795,602	$234,499		$10,033	(J)	$1,040,134
Provision for losses	221,860	42,683		—		264,543

Net revenue	573,742	191,816		10,033		775,591

Cost of providing services
Salaries and benefits	102,424	46,762	(D)	10,064	(J)	159,250
Occupancy and office	76,480	12,021	(D)	—		88,501
Other costs of providing services	28,678	—		—		28,678
Advertising	36,982	11,866		581	(J)	49,429

Total cost of providing services	244,564	70,649		10,645		325,858

Gross margin	329,178	121,167		(612)		449,733
Operating expense (income)
Corporate, district and other expenses	213,813	66,114	(D)	(1,459)	(C), (J)	278,468
Interest expense	87,475	23,968		(2,152)	(C)	109,291
Income from equity method investment	(2,569)	—		—		(2,569)
Gain from equity method investment	(135,387)	—		—		(135,387)

Total operating expense	163,332	90,082		(3,611)		249,803
Other expense
Loss on extinguishment of debt	40,206	—		—		40,206

Total other expense	40,206	—		—		40,206

Income from continuing operations before income taxes	125,640	31,085		2,999		159,724
Provision for income taxes	32,953	8,451		780	(H)	42,184

Net income from continuing operations	92,687	22,634		2,219		117,540
Income from discontinued operations, before income taxes	—	—		—		—
Income tax expense related to disposition	—	—		—		—

Net income from discontinued operations	—	—		—		—

Net income	$92,687	$22,634		$2,219		$117,540

(in thousands)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The Heights Finance Acquisition will be accounted for as an acquisition in accordance with ASC 805, Business Combinations and the purchase price will be allocated to the fair value of Heights Finance’s identifiable assets acquired and liabilities assumed.

The preliminary purchase price for the Heights Finance Acquisition is estimated as listed below, subject to certain closing adjustments. Total preliminary US GAAP consideration is $360.0 million. The preliminary purchase price includes $335.0 million in cash and $25.0 million in CURO common shares to be issued from Treasury Shares in exchange for all issued and outstanding shares of Heights Finance. The number of CURO common shares included in the purchase price is based on the average closing price per share of CURO common stock over the 10 trading days prior to the announcement of the Heights Finance Acquisition. These common shares are subject to certain transfer restrictions post-merger pursuant to a lock-up agreement. These CURO common shares subject to the lock-up agreement will be released from their transfer restrictions after 12 months following the closing of the Heights Finance Acquisition.

The allocation of the estimated purchase price is in a preliminary stage as we are currently in the process of evaluating many of the purchased amounts presented in this offering memorandum. As a result, limited fair value adjustments were applied as part of these pro forma tables. All adjustments applied are based on prevailing GAAP applicable to each entity.

The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the Heights Finance Acquisition, including items expected to impact the combined results, such as the elimination of certain fees related to contracts that are cancelled upon the completion of the transaction.

The final allocation of the purchase price and acquisition accounting will be determined at a later date and are dependent on a number of factors, including the final valuation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Heights Finance Acquisition, the final valuation of the CURO shares issued and included in the purchase price as of the closing date, and the resolution of any purchase price adjustments pursuant to the Stock Purchase Agreement between CURO Group

Holdings Corp., SouthernCo Holdings, LLC, and SouthernCo, LLC dated as of November 17, 2021 (“SPA”). Accordingly, the final purchase price allocation and acquisition accounting may change upon the receipt of additional and more detailed information, and such changes could result in a material change to the unaudited pro forma condensed combined financial information. No fair value metrics have been applied to balance the unaudited pro forma condensed combined financial information and all adjustments applied are based on prevailing GAAP applicable to each entity solely for the purpose of preparing these statements and will change upon determination of fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Such changes may result in a material change to the unaudited pro forma condensed combined financial information. CURO expects to finalize the purchase price allocation as soon as practicable after completing the Heights Finance Acquisition.

Additionally, the unaudited pro forma condensed combined statement of operations includes certain financing adjustments related to the Existing Notes and Heights Finance subordinated debt, each of which is expected to have an effect on the combined results. Heights Finance subordinated debt is with a pre-acquisition related party. The unaudited pro forma condensed combined statement of operations does not include the impacts of any revenue, cost or other operating synergies that may result from the Heights Finance Acquisition or any related restructuring costs.

Upon the consummation of the Heights Finance Acquisition, Heights Finance accounting policies will be conformed to those of CURO. CURO and Heights Finance identified preliminary adjustments to conform Heights Finance’s accounting policies to those of CURO based upon currently available information and assumptions management believes to be reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations have been adjusted to reflect these changes as further described in Note 2 – Acquisition Accounting Pro Forma Adjustments and Accounting Policy Alignments for additional information.

Heights Finance has not yet adopted ASC 842: Leasing (“ASC 842”). As of the date of this Offering Memorandum, we are not able to determine the adjustments on a pro forma basis to reflect the adoption of ASC 842 by Heights Finance. We are not aware of any other material differences between the accounting policies of CURO and Heights Finance, except for the adjustments described in Note 2 – Acquisition Accounting Pro Forma Adjustments and Accounting Policy Alignments and the adjustments to reclassify certain balances presented in the historical financial statements of Heights Finance to conform presentation to that of CURO. Additional differences between the accounting policies of the two companies may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 2—Acquisition Accounting Pro Forma Adjustments and Accounting Policy Alignments

(a)	Acquisition consideration transfer

Reflects the decrease in cash for cash consideration of $335.0 million transferred and the decrease in treasury stock of $25.0 million, as defined in the SPA, as part of the Heights Finance Acquisition. Additional adjustments were made to adjust the Heights Finance cash and cash equivalent balance to the expected closing cash acquired and cash received to settle the Sellers income tax payable obligation as part of the Heights Finance Acquisition. We did not include an adjustment related to the net working capital true up. The adjustments to cash include (in thousands):

Account	September 30, 2021
Cash consideration paid	$(335,000)
Adjust to estimated closing cash on hand	(1,126)
Income tax payable settlement	2,849

Total	$(333,277)

(b)	New Senior Secured Notes

As part of the acquisition of Heights Finance, CURO will incur approximately $225.0 million in new 7.500% Senior Secured Notes due 2028. This adjustment is offset by $4.0 million in estimated deferred financing costs related to this Offering Memorandum. This financing arrangement will be used to pay a portion of the aggregate cash component of the merger consideration and to pay fees and expenses related to his offering.

(c)	Balances and activity excluded from acquisition

Certain accounts and balances were excluded from the balance or transaction activity based on them not being purchased per the terms of the SPA. The balances excluded from the unaudited pro forma condensed consolidated balance sheet were (in thousands):

Account	Financial Statement Caption	September 30, 2021
Accrued management fees	Accounts payable and accrued liabilities	(1,298)
Income tax receivable payable to seller	Accounts payable and accrued liabilities	3,798
Subordinated debt	Debt	22,062

The activity excluded from the unaudited condensed consolidated statement of operations was (in thousands):

Account	Financial Statement Caption	Nine months ended September 30, 2021	Twelve months ended December 31, 2020	Twelve months ended September 30, 2021	Nine months ended September 30, 2020
Subordinated debt – interest expense	Interest expense	(1,650)	(2,003)	(2,152)	(1,501)
Management fees	Corporate, district and other	(1,518)	(1,594)	(2,040)	(1,073)

(d)	Accounting policy alignments

As stated in Note 1 – Basis of Presentation, as part of preparing the unaudited pro forma condensed combined financial information, CURO and Heights Finance conducted an initial review of the accounting policies of Heights Finance to determine if differences in accounting policies potentially require recasting of certain financial statement captions to conform to CURO’s accounting policies. This recasting includes adjustments to financial statement line presentation. A summary of adjustments presented are (in thousands):

	For the Nine Months ended September 30, 2021
Financial Statement Caption	Per Heights Finance financial statements	Adjustment	Pro Forma
Personnel	$58,805	$(58,805)	$—
Salaries and benefits	—	35,577	35,577
Corporate, district and other expenses	—	23,228	23,228
Occupancy and equipment	9,899	(9,899)	—
Occupancy and office	—	5,989	5,989
Corporate, district and other expenses	—	3,910	3,910
Depreciation and amortization	4,571	(4,571)	—
Occupancy and office	—	2,765	2,765
Corporate, district and other expenses	—	1,806	1,806

	For the Twelve Months ended December 31, 2020
Financial Statement Caption	Per Heights Finance financial statements	Adjustment	Pro Forma
Personnel	$79,230	$(79,230)	$—
Salaries and benefits	—	47,934	47,934
Corporate, district and other expenses	—	31,296	31,296
Occupancy and equipment	13,711	(13,711)	—
Occupancy and office	—	8,295	8,295
Corporate, district and other expenses	—	5,416	5,416
Depreciation and amortization	8,904	(8,904)	—
Occupancy and office	—	1,899	1,899
Corporate, district and other expenses	—	7,005	7,005

	For the Twelve Months ended September 30, 2021
Financial Statement Caption	Per Heights Finance financial statements	Adjustment	Pro Forma
Personnel	$77,294	$(77,294)	$—
Salaries and benefits	—	46,763	46,763
Corporate, district and other expenses	—	30,531	30,531
Occupancy and equipment	13,342	(13,342)	—
Occupancy and office	—	8,072	8,072
Corporate, district and other expenses	—	5,270	5,270
Depreciation and amortization	6,528	(6,528)	—
Occupancy and office	—	461	461
Corporate, district and other expenses	—	6,067	6,067

	For the Nine Months ended September 30, 2020
Financial Statement Caption	Per Heights Finance financial statements	Adjustment	Pro Forma
Personnel	$60,741	$(60,741)	$—
Salaries and benefits	—	36,748	36,748
Corporate, district and other expenses	—	23,993	23,993
Occupancy and equipment	10,268	(10,268)	—
Occupancy and office	—	6,212	6,212
Corporate, district and other expenses	—	4,056	4,056
Depreciation and amortization	6,947	(6,947)	—
Occupancy and office	—	4,203	4,203
Corporate, district and other expenses	—	2,744	2,744

(e)

Reflects the elimination of Heights Finance’s historical Intangibles, net balance in accordance with the acquisition method of accounting. As noted above, CURO is still assessing the fair value of acquired intangible assets. This fair value has not yet been determined as of the date of this offering memorandum. This adjustment was $0.8 million at September 30, 2021.

(f)	Reflects the elimination of Heights Finance’s historical equity balances at September 30, 2021 of $112.8 million in accordance with the acquisition method of accounting.
(g)

For purposes of estimation of the fair value of gross receivables, CURO applied the allowance for loan loss as an initial estimate of fair value against the gross receivable balance and wrote off the historical allowance for loan loss balance. The adjustment as of September 30, 2021 was $41.8 million.

(h)

To adjust for the tax effect of the Acquisition Accounting Pro Forma Adjustments and Accounting Policy Alignments at the blended federal and state statutory rate of approximately 26%, as follows (in thousands):

Account	Financial Statement Caption	Nine months ended September 30, 2021	Twelve months ended December 31, 2020	Twelve months ended September 30, 2021	Nine months ended September 30, 2020
Income tax expenses (benefit)	Income tax expenses (benefit)	820	476	780	516

(i)

As noted in the notes on the pro forma financial statements, as of the date of this offering memorandum, fair values for net assets acquired were not able to be determined. As such, goodwill was calculated as the total historical value of net assets acquired plus certain adjustments described within. This balance will be adjusted as CURO determines the fair value of identifiable intangible assets acquired as required by the acquisition method of accounting. This adjustment was $230.5 million at September 30, 2021.

(j)

Reflects the write-off of previously deferred loan origination costs in accordance with the acquisition method of accounting. The balance adjusted from the unaudited pro forma condensed consolidated balance sheet was (in thousands):

Account	Financial Statement Caption	September 30, 2021
Deferred loan origination costs	Gross loans receivable	3,733

The activity excluded from the unaudited condensed consolidated statement of operations was (in thousands):

Account	Financial Statement Caption	Nine months ended September 30, 2021	Twelve months ended December 31, 2020	Twelve months ended September 30, 2021	Nine months ended September 30, 2020
Amortization of deferred loan origination costs	Revenue	7,681	8,157	10,033	5,805
Deferral of loan origination costs	Salaries and benefits	6,895	8,894	10,064	5,724
Deferral of loan origination costs	Advertising	400	515	581	335
Deferral of loan origination costs	Corporate, district and other expenses	400	515	581	335

Updated Indebtedness Information

7.50% Senior Secured Notes

In July 2021, we issued $750.0 million aggregate principal amount of 7.50% Senior Secured Notes which mature on August 1, 2028. Interest on the notes is payable semiannually, in arrears, on February 1 and August 1 of each year. As of September 30, 2021, outstanding borrowings under the 7.50% Senior Secured Notes were $734.5 million, net of deferred financing costs of $15.5 million.

CURO Senior Revolver

We maintain a Senior Revolver that provides $50.0 million of borrowing capacity, including up to $5.0 million of standby letters of credit, for a one-year term, renewable for successive terms following annual review. The current term expires June 30, 2022. The CURO Senior Revolver accrues interest at one-month LIBOR plus 5.00%. The CURO Senior Revolver is syndicated among four banks. The Company is currently evaluating the impact of the upcoming transition from LIBOR to an alternate reference rate.

The CURO Senior Revolver is guaranteed by all subsidiaries that will guarantee the 7.50% Senior Secured Notes, and is secured by a lien on substantially all assets of CURO and the guarantor subsidiaries that is senior to the lien securing the 7.50% Senior Secured Notes.

The revolver was undrawn at September 30, 2021 and December 31, 2020.

Non-Recourse U.S. SPV Facility

In April 2020, CURO Receivables Finance II, LLC, a wholly-owned subsidiary of the Company, entered into the Non-Recourse U.S. SPV Facility with Midtown Madison Management LLC, as administrative agent, and Atalaya Asset Income Fund VI LP, as the initial lender. As of September 30, 2021, the Non-Recourse U.S. SPV Facility provided for $200.0 million of borrowing capacity. As of September 30, 2021, the effective interest rate on the Company’s borrowings was one-month LIBOR plus 6.25%. The borrower pays the lenders a monthly commitment fee at an annual rate of 0.50% on the unused portion of the commitments. The Company is currently evaluating the impact of the upcoming transition from LIBOR to an alternative reference rate.

As of September 30, 2021, outstanding borrowings under the Non-Recourse U.S. SPV Facility were $44.9 million, net of deferred financing costs of $4.5 million.

The Non-Recourse U.S. SPV Facility matures on April 8, 2024.

Non-Recourse Canada SPV Facility

In August 2018, CURO Canada Receivables Limited Partnership, a wholly-owned subsidiary of the Company, entered into the Non-Recourse Canada SPV Facility with Waterfall Asset Management, LLC. The Non-Recourse Canada SPV Facility currently provides for C$175.0 million of borrowing capacity and the ability to expand such capacity up to C$250.0 million. As of September 30, 2021, the effective interest rate on our borrowings was three-month CDOR plus 6.75%. The Canada SPV Borrower also pays a 0.50% per annum commitment fee on the unused portion of the commitments. The Non-Recourse Canada SPV Facility matures on September 2, 2023.

As of September 30, 2021, outstanding borrowings under the Non-Recourse Canada SPV Facility were $96.8 million, net of deferred financing costs of $1.0 million.

Cash Money Revolving Credit Facility

CURO Canada Corp., a wholly-owned Canadian subsidiary, maintains the Cash Money Revolving Credit Facility, a C$10.0 million revolving credit facility with Royal Bank of Canada, which provides short-term liquidity for the Company’s Canadian direct lending operations. As of September 30, 2021, the borrowing capacity under the Cash Money Revolving Credit Facility was C$9.9 million, net of C$0.1 million in outstanding stand-by-letters of credit.

The Cash Money Revolving Credit Facility is collateralized by substantially all of CURO Canada’s assets and contains various covenants that require, among other things, that the aggregate borrowings outstanding under the facility not exceed the borrowing base, as well as restrictions on the encumbrance of assets and the creation of indebtedness. Borrowings under the Cash Money Revolving Credit Facility bear interest per annum at the prime rate of a Canadian chartered bank plus 1.95%.

The Cash Money Revolving Credit Facility was undrawn at September 30, 2021 and December 31, 2020.

Non-Recourse Flexiti SPE Facility

In March 2021, concurrently with the acquisition of Flexiti, Flexiti Financing SPE Corp., a wholly-owned Canadian subsidiary of the Company, refinanced and increased its Non-Recourse Flexiti SPE Facility to C$500 million, with a maturity on March 10, 2024. As of September 30, 2021, the effective interest rate on borrowings was three-month CDOR plus 4.40%. The Flexiti SPE borrower also pays a 0.50% to 1.00% per annum commitment fee on the unused portion of the commitments.

As of September 30, 2021, outstanding borrowings under the Non-Recourse Flexiti SPE Facility were $255.7 million, net of deferred financing costs of $4.2 million

Heights Finance Senior Secured Revolving Credit Facility

On September 28, 2021, Heights Finance, as a guarantor, along with other certain of its subsidiaries as borrowers and guarantors, entered into the Heights Finance Senior Secured Revolving Credit Facility with BMO Harris Bank N.A. and Texas Capital Bank with a total revolving commitment of $100.0 million (the “Heights Finance Senior Revolver”). The Heights Finance Senior Revolver has an accordion provision that allows for the expansion of the Heights Finance Senior Revolver up to $150.0 million. The Heights Finance Senior Revolver is secured by a first-priority lien on substantially all of the assets of Heights Finance and the borrower and guarantor subsidiaries that will be senior to the lien securing the CURO Notes with respect to those assets. The interest rate on the facility is 3.50% plus one-month LIBOR.

We intend to assume the Heights Finance Senior Revolver and amounts outstanding thereunder in connection with the Heights Finance Acquisition. Prior to the issuance of the Heights Finance Acquisition Notes, we expect to receive consents under the Heights Finance Senior Revolver that will permit certain terms of the Heights Finance Acquisition Notes.

As of September 30, 2021, outstanding borrowings under the Heights Finance Senior Revolver were $10.0 million.

Non-Recourse Heights Finance SPE Facility

On December 31, 2019, SMC Financing LLC, a special purpose entity formed by Heights Finance, entered into the Non-Recourse Heights Finance SPE Facility with Ares Agent Services, L.P. and the lenders party thereto with a total revolving commitment of $350.0 million. The Non-Recourse Heights Finance SPE Facility is secured by pledged receivables and expires on December 31, 2024. The interest rate on the facility is 5.25% plus one-month LIBOR.

We intend to assume the Non-Recourse Heights Finance SPE Facility and amounts outstanding thereunder in connection with the Heights Finance Acquisition. Prior to the issuance of the Heights Finance Acquisition Notes, we expect to receive consents under the Non-Recourse Heights Finance SPE Facility that will permit certain terms of the Heights Finance Acquisition Notes.

As of September 30, 2021 outstanding borrowings under the Non-Recourse Heights Finance SPE Facility were $335.6 million.

Anticipated Flexiti SPE Facility

Flexiti expects that a wholly-owned subsidiary special purpose entity will enter into a new non-recourse receivables facility in the near term. However, there can be no assurance that Flexiti will be successful in its efforts to arrange such financing on satisfactory terms.